UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2009

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-31299

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	65-0865171
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

901 Yamato Road, Suite 110

Boca Raton, Florida 33431

(Address Of Principal Executive Offices)

(561) 322-1300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2009, Medical Staffing Network Holdings, Inc. (the “Company”) entered into Restricted Stock Agreements (individually an “Agreement” and collectively, the “Agreements”) with Robert J. Adamson, its Chairman and Chief Executive Officer, and Kevin S. Little, its President and Chief Financial Officer. Under the Agreements, Mr. Adamson was granted 1,000,000 shares of the Company’s authorized but unissued common stock, par value $0.01 per share, and Mr. Little was granted 500,000 shares of the Company’s authorized but unissued common stock. The restricted shares being issued to Messrs. Adamson and Little are subject to forfeiture if certain performance targets set forth in the Agreements are not satisfied.

The restricted shares will vest in three equal tranches over three years, as more particularly set forth in the Agreements. The performance target required to be met under the Agreements requires that the Company remain in compliance with all of the financial covenants contained in each of the Company’s senior credit facility agreements with each of the Company’s senior secured lenders (as such compliance is more particularly defined in the Agreements). The restricted shares will also vest in the event of a “liquidity event,” as that term is defined in the Agreements.

A copy of the Agreement between the Company and Mr. Adamson is attached hereto as Exhibit 10.1 and is incorporated by reference. A copy of the Agreement between the Company and Mr. Little is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The summary of the Agreements contained herein is qualified in its entirety by reference to the copies of the Agreements filed as Exhibits to this Form 8-K.

Following the grants of common stock to Messrs. Adamson and Little, the Company will have 31,989,567 shares of its common stock outstanding. Further, in connection with the restricted share grants to Messrs. Adamson and Little, the Company will record a charge of approximately $0.3 million, which amount will be amortized ratably over the three–year vesting period set forth in the Agreements.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Restricted Stock Agreement between the Company and Robert J. Adamson

10.2	Restricted Stock Agreement between the Company and Kevin S. Little

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Staffing Network Holdings, Inc.

By:	/s/ Kevin S. Little
Kevin S. Little
President and Chief Financial Officer

Dated: August 12, 2009

Exhibit Index

Exhibit No.	Description
10.1	Restricted Stock Agreement between the Company and Robert J. Adamson

10.2	Restricted Stock Agreement between the Company and Kevin S. Little

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